                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                               _________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               DECEMBER 9, 1996



                      PATRIOT AMERICAN HOSPITALITY, INC.
            (Exact name of Registrant as specified in its Charter)



             VIRGINIA                     0-26528                75-2599709
    (State or Other Jurisdiction        (Commission            (IRS Employer
         of Incorporation)              File Number)         Identification No.)


     3030 LBJ FREEWAY, SUITE 1500                                   75234
            DALLAS, TEXAS                                         (Zip Code)
(Address of Principal Executive Offices)


                                (972) 888-8000
             (Registrant's telephone number, including area code)



                                      N/A
             (Former name, former address and former fiscal year,
                         if change since last report)


                  Index to Exhibits appears on page 3 herein.

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ITEM 5.  OTHER EVENTS

    On December 9, 1996, Patriot American Hospitality, Inc. ("Patriot") entered into an Acquisition Agreement ("Agreement") with the owners of Carefree Resorts Corporation ("Carefree"),Resorts Limited Partnership ("RLP"), and Resorts Services, Inc. ("Resorts") to acquire each of Carefree, RLP and Resorts and their respective assets. The assets of Carefree, RLP and Resorts include the entire Resort management organization and the interest in four world-class, four star and five star Carefree Resort properties - The Boulders near Scottsdale, Arizona; The Lodge at Ventana Canyon, in Tucson, Arizona; The Peaks Resort & Spa in Telluride, in the Colorado Rockies; and Carmel Valley Ranch, in Carmel, California; plus a contract to mange the Buttes in Tempe, Arizona. Total anticipated value of the transaction is approximately $210 million in a combination of cash, the assumption of debt and units of limited partner interest in Patriot American Hospitality Partnership, L.P.

    A copy of the Press Release of Patriot American Hospitality, Inc. dated December 9, 1996 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) The following exhibit is filed as part of this Report:

             99.1 Press Release of Patriot American Hospitality, Inc. dated December 9, 1996.

                                       2

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PATRIOT AMERICAN HOSPITALITY, INC.


                                              /s/ Rex E. Stewart
                                              ----------------------------------
                                              Rex E. Stewart,
                                              Executive Vice President and
                                              Chief Financial Officer

Date:  December 18, 1996

                                       3
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                                 EXHIBIT INDEX
                                 -------------


    Exhibit                                                          Page
    -------                                                          ----

     99.1   Press Release of Patriot American Hospitality, Inc.        3
            dated December 9, 1996.

                                       4